Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of VersaBank (the Company) and to the incorporation by reference therein of our report dated April 2, 2026 with respect to the consolidated financial statements of the Company as of and for the year ended October 31, 2025 included in its Registration Statement (on Form S-4) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, Canada

June 3, 2026